UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2025

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 8.01 Other Events.

On December 29, 2025, the Citigroup Inc. (Citi) Board of Directors approved a plan to sell AO Citibank, which conducts Citi’s remaining operations in Russia and is currently reported within Services, Markets, Banking and All Other—Legacy Franchises. As a result of this approval:

●	Citi will report its remaining business in Russia as “held for sale” as of the fourth quarter 2025, with the sale anticipated to sign and close in the first half of 2026.
●	The “held for sale” accounting treatment results in a pre-tax loss on sale for the fourth quarter 2025 of approximately $1.2 billion ($1.1 billion after-tax), which is recognized as a reduction of Other Revenue through a valuation allowance. The loss on sale consists of (i) an approximate $1.6 billion related to the currency translation adjustment (CTA) losses that will also remain in Accumulated Other Comprehensive Income (AOCI) until closing, partially offset by (ii) an approximate $0.2 billion expected benefit from the future derecognition of its fully reserved net investment, and (iii) an approximate $0.2 billion of expected proceeds of the future sale. All amounts are as of September 30, 2025.
●	The cumulative impact of CTA recorded in the loss on sale during the fourth quarter, and the amounts released from AOCI upon closing, would be capital neutral to Citi’s Common Equity Tier 1 Capital.
●	The loss on sale is subject to further changes, including as a result of foreign exchange movements.

For additional information on Citi’s operations and exposures in Russia, see “Managing Global Risk – Other Risks – Country Risk – Russia” in Citi’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.

Certain statements in this report are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others, (i) the significant complexities, execution challenges and uncertainties involving a sale of Citi’s remaining business operations in Russia, including ongoing negotiations with a potential buyer and a signing of any sale agreement and required regulatory approvals; and (ii) the precautionary statements included in this report. These factors also consist of those contained in Citi’s filings with the U.S. Securities and Exchange Commission, including, without limitation, the “Risk Factors” section of Citi’s 2024 Form 10-K. Any forward-looking statements made by or on behalf of Citi speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.

104	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: December 29, 2025
	By:	/s/ Nicole Giles
Nicole Giles
Controller and Chief Accounting Officer
(Principal Accounting Officer)